                                                                    EXHIBIT 10.7

             [CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED
                            AND FILED SEPARATELY WITH THE SECURITIES AND
                     EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.]

--------------------------------------------------------------------------------
USER'S NOTE: THIS FORM IS A TEMPLATE FOR CAREINGTON'S STANDARD NETWORK ACCESS AGREEMENT. IT SHOULD NEVER BE MODIFIED. A NEW VERSION OF THIS DOCUMENT SHOULD BE CREATED IN EACH INSTANCE. OPTIONAL LANGUAGE IS HIGHLIGHTED IN BOLD TEXT AND SURROUNDED BY BRACKETS. THE RESPONSIBLE OFFICER OF CAREINGTON SHOULD BE CONSULTED AS TO THE APPROPRIATENESS OF ANY OPTIONAL LANGUAGE.
--------------------------------------------------------------------------------



                            NETWORK ACCESS AGREEMENT

         THIS NETWORK ACCESS AGREEMENT (this "Agreement") dated this 30th day of April 2001 is between CARExpress, a Pennsylvania corporation ("Client"), and CAREINGTON INTERNATIONAL CORPORATION, a corporation organized under the laws of the State of Texas (hereinafter "CAREINGTON").


                                    RECITALS

         WHEREAS, CAREINGTON has developed a panel of dentists in private practice who have agreed to provide dental services on a discounted fee-for-service basis according to CAREINGTON's applicable fee schedules, as the same may change from time to time; and

         WHEREAS, Client is an insurance company, third party administrator, health care plan, employer, broker or membership or employee organization which underwrites, brokers, sponsors or administers dental health coverage for its customers, employees or members; and

         WHEREAS, Client desires to provide its Members access to CAREINGTON's dentists pursuant to the terms of this Agreement;

                  NOW, THEREFORE, in consideration of the promises and mutual covenants herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, Client and CAREINGTON agree as follows:

                                 I. DEFINITIONS
                                    -----------

         Terms not otherwise defined herein shall have the meanings set forth below:

         "Access Fee" means the monthly fee paid to CAREINGTON by Client as set forth in Attachment B attached hereto.

         "Dental Services" means those Dental Services ordinarily provided by general dentists, participating specialists, and paradental personnel in conformity with accepted dental practice.

         "Dental Plan" means a dental services plan that utilized CAREINGTON's Panel and pursuant to which Participating Providers provide services in accordance with the Fee Schedule.

         "Fee Schedule" means the Schedule of Discounted Fees for Service attached hereto as Attachment A and made a part hereof for all purposes.

         "General Dentist" means a dentist participating on the Panel that provides general dentistry services.




NETWORK ACCESS AGREEMENT - PAGE 1

         "Members" means those individuals (1) determined by Client to be eligible to participate in the Dental Plan at the time services are rendered; and (2) who have elected to receive Dental Services provided by the Participating Providers.

         "Network Access Fee" means the fee to paid to CAREINGTON for providing Members access to its Panel as set forth on Attachment B attached hereto and made a part hereof for all purposes.

         "Panel" means the network of Participating Providers established by CAREINGTON.

         "Participating Provider" means a licensed General Dentist or Specialist who has agreed in writing to participate in CAREINGTON's Dental Plan and to provide Dental Services for the fees set forth in the Dental Plan.

         "Participating Specialist" means a dentist participating on the Panel that possesses an advanced degree with specialized training in either Oral Surgery, Orthodontics, Periodontics, Pedodontics, or Endodontics and providing Dental Services in such specialty.

          II. REPRESENTATIONS, WARRANTIES AND COVENANTS OF CAREINGTON
              -------------------------------------------------------

         2.1 Representations and Warranties. CAREINGTON represents and warrants that (a) it has the authority to enter into this Agreement and (b) each Participating Provider contracted with CAREINGTON to render services pursuant to that contract is to the best knowledge of CAREINGTON duly licensed to practice dentistry and is credentialed by CAREINGTON. CAREINGTON shall be solely responsible for credentialing Participating Providers.

         2.2 Participating Status. CAREINGTON shall periodically notify Client of the addition or termination of Participating Providers from the Panel.

         2.3 Participating Provider Services. CAREINGTON shall require Participating Providers to use their best efforts to deliver prompt necessary Dental Services to Members and to provide such Dental Services within the parameters of his or her practice or specialty with the same care and attention, office schedules and physical settings which he or she customarily provides patients who are not Members. Only Participating Providers will provide services or supplies pursuant to the Fee Schedule.

         2.4 Referrals to Other Participating Providers. CAREINGTON will recommend to its Participating Providers, but not require, that referrals be made to other Participating Providers, unless (a) such referral would be inappropriate for the care and treatment of Members, consistent with sound dental practice in accordance with generally accepted dental practices and professional dentistry standards for rendering Dental Services, or (b) in the event of a dental emergency a Participating Provider is unavailable to provide a required dental service.

         2.5 Dentist-Patient Relationship. The traditional between dentist and patient will be respected and maintained at all times, and Client shall not have control over patient care. Client shall not intervene or interfere in any way or manner with the rendition of Dental Services to Members. The decision or determination to obtain or deliver any Dental Service or supply is made only by the patient (or the patients' parent or legal guardian) and/or the patient's dentist. Each Participating Provider shall remain solely responsible for the quality of Dental Services provided and shall render such services in accordance with generally accepted dental practices and professional dentistry standards.




NETWORK ACCESS AGREEMENT - PAGE 2

         2.6 No Guarantee of Utilization. CAREINGTON acknowledges Client neither warrants nor guarantees to CAREINGTON that the Panel will be utilized by a Member or any number of Members.

         2.7 Cooperation. Client will determine the eligibility of Members under criteria developed by Client. CAREINGTON will cooperate to the extent possible with Client in preparation of data management reports and other administration, management or reporting services required by Client regarding the Dental Plan. CAREINGTON will (a) assign key personnel of its Member Services staff to work with Client; (b) meet [QUARTERLY] with Client to review the Dental Plan; and (c) furnish updates of the Participating Provider lists to Client, or its interface administrator, according to Client's specific time frame.

         2.8 Dental Panel. CAREINGTON shall use reasonable efforts to maintain a sufficiently extensive Panel to serve Client's Members. CAREINGTON may contract with other networks to provide a dental panel in those states where it has not contracted with Participating Providers; provided that such panel will provide Dental Services in accordance with the Fee Schedule.

                            III. COVENANTS OF CLIENT
                                 -------------------

         3.1 Product Implementation. Client, effective May 1, 2001, will implement the Dental Plan for all its newly recruited Members and for its existing group accounts upon the anniversary of its existing contracts. Clients shall offer the Dental Plan as a value-added item to Client's [HEALTHCARE] services products, and shall not advertise the Dental Plan as a stand-alone product; provided, however, that Client may sell the Dental Plan as a stand-alone service to its Members.

         3.2 Materials. Any materials describing the Dental Plan that Client makes available to its Members shall maintain the same form and content as shown in the Fee Schedule.

         3.3 Eligibility. Client is responsible for eligibility verification. Client will supply CAREINGTON with Member eligibility data. The data shall reflect additions, changes or deletions. Data transfer shall be in a format mutually agreed upon by Client and CAREINGTON.

         3.4 Patient Identification. [CLIENT] [CAREINGTON] will provide its Members identification cards identifying the participant in the Dental Plan. [CAREINGTON] [CLIENT] will supply toll free Member Services to the Members.

                             IV. NETWORK ACCESS FEE
                                 ------------------

         4.1 Access Fee. Client agrees to pay CAREINGTON the Network Access Fee with respect to each Member on or before the fifteenth (15th) day of each month. [Monthly payments will include all adjustments for current and retroactive additions and deletions. No more than two (2) months retroactive adjustments shall be permitted with respect any Members.]

                        V. PARTICIPATING PROVIDER CHARGES
                           ------------------------------

         5.1 Participating Provider Charges. A Participating Provider's charges or fees for Dental Services provided by General Dentists shall be the amount set forth in the Fee Schedule. For any procedures not listed in the Fee Schedule, the charges or fees for Dental Services provided by General Dentists shall be eighty percent (80%) of the General Dentist's usual and customary charges or fees. Charges or fees for Dental Services provided by a Participating Specialist shall be eighty percent (80%) of the Participating Specialist's usual and customary charges or fees. The fees for Dental Services set forth on the Fee Schedule for General Dentists and Participating Specialists shall be increased, in whole or in part,




NETWORK ACCESS AGREEMENT - PAGE 3
only as necessary to maintain the Panel with a sufficient number of Participating Providers to service the needs of the Members. When the fee increase is instituted, the maximum increase for any market will be agreed to by the parties. The Member shall be responsible for paying the Participating Provider for all Dental Services received by such Member.

         5.2 Payments in Full. Participating Providers shall accept the fees described in Section 5.1 as full compensation for all Dental Services provided to Members.

         5.3 Payments. Participating Providers shall bill and collect any applicable fees or charges directly from the Member. A Participating Provider, at his or her option, and in accordance with his or her standard billing practices, may request from the Member the payment of all or a portion of fees at the time service is rendered. In the event a Participating Provider collects an amount from a Member for Dental Services which exceeds the amount he or she would be entitled to receive under the terms specified in Section 5.1, such Participating Provider must reimburse the Member for such excess within thirty
(30) days. A Participating Provider may bill and collect his or her usual, reasonable, and customary fees for non-scheduled Dental Services from the Member or other responsible party subject to the limitation of Sections 5.1, 5.2 and 5.3.

         5.4 Billing Forms. Participating Providers will use their own customary billing form to bill the Member.

                     VI. PATIENT RECORDS AND CONFIDENTIALITY
                         -----------------------------------

         6.1 Property of Participating Providers. Except as expressly set forth in this Agreement, the dental records of Participating Providers shall be and remain their property and shall not be removed or transferred from their custody or control except in accordance with applicable law. Notwithstanding the above and subject to applicable disclosure and confidentiality laws, upon the request of a Member (or the Member's parent or legal guardian) or pursuant to the Member's (or the Member's parents or legal guardian) consent, Participating Providers shall promptly provide Members or other providers or third parties the Member's dental records or copies thereof at no more than reasonable costs. The obligation shall survive the termination of this Agreement.

         6.2 Client Business Information. CAREINGTON and its Participating Providers may, from time to time, receive confidential and proprietary business information from Client. Such information shall be maintained as confidential and proprietary and shall not be made available for review and/or duplication unless so specified by Client or otherwise required by law. CAREINGTON agrees not to solicit Client's Members directly or provide any Member information to any third party for the purposes of solicitation. This confidentiality provision shall remain in effect notwithstanding termination of this Agreement.

         6.3 CAREINGTON Business Information. Client and its Members may, from time to time, receive confidential information and proprietary business information from CAREINGTON. Such information shall be maintained as confidential and proprietary and shall not be made available for review and/or duplication unless so specified by CAREINGTON or otherwise required by law. This provision shall survive termination of this Agreement.

                      VII. RELATIONSHIP BETWEEN THE PARTIES
                           --------------------------------

         7.1 Independent Relationship. No provision in this Agreement is intended to create nor shall be deemed or construed to create any relationship between Client and CAREINGTON other than that of independent entities contracting with each other hereunder solely for the purpose of effecting the provisions of this Agreement. The parties hereto are not and shall not be deemed for any purpose to be joint venturers.




NETWORK ACCESS AGREEMENT - PAGE 4

Neither of the parties to this Agreement nor any of their respective officers, directors, or employees shall hold themselves out as the employee, partner, or agent of the other party and shall not be deemed or construed to be the agent, employee or partner of the other party. Neither CAREINGTON nor Client is authorized to represent to the other for any purpose whatsoever without the prior written consent of that party.

         7.2 Covenant Not to Tamper. During the term of this Agreement and for a period of twelve (12) months after termination of this Agreement, Client will not, directly or indirectly, through or on behalf of itself or any other entity or individual, solicit or contract with, or attempt to solicit or contract with, any CAREINGTON provider to provide Dental Services to any Member. Client also agrees during the term of this Agreement not to contract with or join any dental panel or network other than the CAREINGTON panel without the prior written consent of CAREINGTON, provided, however, that Client shall have the right to contract with other provider networks if (1) CAREINGTON has an insufficient number of providers in a geographical area to service a particular client, or
(2) Client's group account or other customer insists on using a different dental network with which it has had previous a business relationship.


                          [VIII. INSURANCE REQUIREMENTS
                                 ----------------------

         8.1 Participating Provider Insurance. CAREINGTON shall require each Participating Provider at his or her sole cost and expense, to obtain and maintain during their participation in the Panel, a policy or policies of professional liability insurance in an amount of not less than $200,000 per claim with a $600,00 yearly aggregate, or such greater amount as CAREINGTON in its sole discretion may require, and to obtain and maintain comprehensive general liability and such other insurance as shall be necessary to insure Participating Provider and his or her employees and agents against any claim or claims for damages arising by reason of personal injuries or death occasioned directly or indirectly in connection with the performance of any service provided hereunder, and the use of any property and facilities provided by Participating Provider and his or her employees or agents in connection with this Agreement.]

                            IX. TERM AND TERMINATION
                                --------------------

         9.1 Term. This Agreement shall become effective on the date of this Agreement and shall continue in effect through the 30th day of April, 2003. Thereafter, this Agreement shall be renewed automatically for a two (2) year term effective May 1 of each year, unless written notice of non-renewal is given by either party at least forty-five (45) days prior to the renewal date or the Agreement is otherwise terminated as provided herein.

         9.2      Termination.
                  (a) Notwithstanding any other term or provision hereof, this Agreement may be terminated by either Client or CAREINGTON without cause by written notice via certified mail, return receipt requested, to the other party at least one hundred and eighty (180) days in advance of the effective date of termination without the consent of or notice to any Member, Participating Provider, or other third party.

                  (b) Either party may terminate this Agreement upon sixty (60) days' prior written notice to the other in the event of a material breach of this Agreement that remains uncured sixty (60) days after such notice.




NETWORK ACCESS AGREEMENT - PAGE 5

                  (c) Either party may terminate this Agreement at any time without advance written notice upon the occurrence of a bankruptcy event. A bankruptcy event occurs if:

                      (i) the other party suspends or goes out of business, substantially reduces business operations, becomes insolvent or unable to meet its debts as they mature, calls a meeting of its creditors, sends notice of a proposed bulk sale of all or a substantial part of its business, makes any general assignment for the benefit of its creditors, or commits an act of bankruptcy; or

                      (ii) any petition is filed by the other party initiating a bankruptcy, arrangement, reorganization, or other proceeding under any provision of the U.S. Bankruptcy Code or similar law or such a proceeding is filed against such party and is not removed or discharged within sixty (60) days after the filing thereof; or

                      (iii) a receiver or trustee is appointed for the other party or for any or all of its property.

         9.3 Immediate Termination. This Agreement shall be terminated immediately if all or substantially all Participating Providers terminate participation in the Panel or in the event of the passage of a law or promulgation or a regulation or action or investigation by any regulatory body which would prohibit or materially or adversely affect this Agreement, the relationship between the parties, or operations of CAREINGTON or Client with regard to the subject of this Agreement. Notice of immediate termination shall be in writing via certified mail, return receipt requested, effective upon receipt or as otherwise designated in writing.

         9.4 Requests for Participating Provider Termination. In cases where Client determines in good faith the health, safety or welfare of its Members is jeopardized by a Participating Provider under this Agreement, Client may request termination of such Provider's participation under this Agreement by written notice to CAREINGTON specifying the basis for the request and the specific facts and circumstances justifying such request, subject to applicable disclosure and confidentiality laws, via certified mail, return receipt requested.

         9.5 Rights After Termination. Termination of this Agreement shall have no affect upon the rights and obligations of the parties hereto, Participating Providers, or Members arising out of any transactions occurring prior to the effective date of termination of this Agreement or termination of his or her participation under this Agreement. Dental Services to be rendered will continue to be governed by the applicable terms of this Agreement for the duration of the treatment of the condition existing as of the date of termination.

         9.6 Abandonment. Nothing herein shall be construed as authorizing or permitting a Participation Provider to abandon any Member due to termination of this Agreement or such Member's participation in the Panel. However, Client's Members are not to be solicited directly or indirectly by CAREINGTON or any of its agents, contractors or other business entities prior to or following termination of this Agreement.

                                  X. INDEMNITY
                                     ---------

         (A) EACH PARTY WILL AND DOES HEREBY INDEMNIFY AND HOLD HARMLESS THE OTHER PARTY, ITS PARENT AND AFFILIATED CORPORATIONS, AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND
                REPRESENTATIVES, FROM AND AGAINST ANY AND ALL CLAIMS AND DEMANDS OF EVERY KIND AND NATURE ASSERTED BY A THIRD PARTY,




NETWORK ACCESS AGREEMENT - PAGE 6

                WHETHER GROUNDLESS OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, ANY AND ALL ACTIONS, CAUSES OR ACTION, SUITS, JUDGMENTS, CONTROVERSIES, LOSSES, DAMAGES, COSTS, LIENS, CHARGES, COURT COSTS, REASONABLE ATTORNEY FEES, PAYMENTS, LIABILITIES AND EXPENSES, OCCASIONED BY, RESULTING FROM, ARISING OUT OF, RELATED TO, OR IN CONNECTION WITH ANY ACT OR OMISSION OF THE INDEMNIFYING PARTY, ITS EMPLOYEES, OFFICERS, DIRECTORS, AGENTS OR REPRESENTATIVES, OR ANY OF THEM, IN PERFORMANCE OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO, OPERATION OF THE NETWORK AND THE PLAN, AS APPLICABLE, OR ANY FAILURE OF THE INDEMNIFYING PARTY TO COMPLY WITH THE TERMS OF THIS AGREEMENT.

         (B) EACH PARTY WILL NOTIFY THE OTHER PARTY OF ANY CLAIM, DEMAND, SUIT OR THREAT OF SUIT FOR WHICH IT INTENDS TO SEEK INDEMNIFICATION, UNDER THIS SECTION PROMPTLY UPON RECEIPT OF NOTICE OF ANY SUCH CLAIM, DEMAND, SUIT OR THREAT OF SUIT. NEITHER PARTY WILL SETTLE AN INDEMNIFIED CLAIM WITHOUT THE CONSENT OF THE INDEMNIFIED PARTY, WHICH CONSENT WILL NOT BE UNREASONABLY WITHHELD OR DELAYED.

         (C) THE PROVISIONS OF THIS SECTION WILL SURVIVE TERMINATION OF THIS AGREEMENT.

                            XI. ADVERTISING REFERENCE
                                ---------------------

         11.1 No advertising, promotional, or other materials using the name, address, telephone number or description of facilities or services of CAREINGTON, Client, or a Participating Provider shall be released without the identified person, entity, or party's prior written consent.

                             XII. GENERAL PROVISIONS
                                  ------------------

         12.1 Time of Essence. Time is hereby expressly declared to be of the essence of this Agreement.

         12.2 Notices. Any notice to be given pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered upon personal delivery against written receipt or when mailed by certified mail, return receipt requested, postage prepaid to the receiving party at such party's address set forth on the signature page of this Agreement, which address for notice may be changed by either party by written notice under this Agreement.

         12.3 Amendments. Except as otherwise provided in this Agreement, no amendment shall become effective unless and until it is reduced in writing and signed by CAREINGTON and Client.

         12.4 Compliance. CAREINGTON shall require that all Participating Providers agree to all policies, rules and regulations adopted by CAREINGTON from time to time in connection with is Panel, including amendments thereto.

         12.5 Third Parties. This Agreement is entered into by and between CAREINGTON and Client, the parties signing it, and for their benefit. Except as specifically provided in this Agreement, there is no intent by either party to create or establish third party beneficiary status or rights or their equivalent in any Member, Participating Provider, subcontractor or other party which may be affected by the operation of this Agreement.

         12.6 Nonassignability. This Agreement may not be assigned, delegated or transferred by


NETWORK ACCESS AGREEMENT - PAGE 7
either CAREINGTON or Client without the express written consent of the other party; provided however, Client may assign this Agreement to an affiliated entity, subsidiary, or parent company without CAREINGTON's consent upon written notification of the assignment.

         12.7 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Texas.

         12.8 Legal Compliance. Each Participating Provider shall comply with all applicable federal, state, local and municipal laws, orders and regulations relating to the subject matter of this Agreement. CAREINGTON and Client shall comply with all applicable federal, state, local, and municipal laws, orders and regulations relating to the subject matter of this Agreement.

         12.9 Severance of Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision has never comprised a part hereof and the remaining provisions shall remain in force and effect, unaffected by such severance.

         12.10 Waiver. The waiver by either CAREINGTON or Client of any breach of any provision, warranty, or representation set forth in this Agreement shall not be construed as a waiver of any subsequent breach. Further, failure to exercise any right hereunder shall not operate as a waiver of such right and all rights and remedies provided for herein are cumulative.

         12.11 Inconsistent Terms. The terms of this Agreement shall apply where there is any inconsistency or conflict between this Agreement and terms of any agreement between CAREINGTON and Participating Providers. This provision shall supersede similar provisions in any agreement between CAREINGTON and Participating Providers.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first written above.

Client

CARExpress

By:
     Name: R D Bowers
     Title: CEO
     /s/  R D Bowers
_____________________________

ADDRESS FOR NOTICE:

120 Gibraltar Road, Suite 120
Horsham, Pennsylvania 19044

CAREINGTON INTERNATIONAL CORPORATION

By:    /s/ Barbara Flood
--------------------------------------





NETWORK ACCESS AGREEMENT - PAGE 8

     Name:
     Title:       CEO___________________________


ADDRESS FOR NOTICE:

13155 Noel Road, 15th Floor
Dallas, Texas  75240
----------------------------------------------------------




NETWORK ACCESS AGREEMENT - PAGE 9

                                  ATTACHMENT A

                     Schedule of Discounted Fees for Service

                                      POCI
















NETWORK ACCESS AGREEMENT - PAGE 10

                                  ATTACHMENT B

                                   Access Fees
                                   -----------

CAREINGTON and CARExpress both recognize that a ramp-up period is necessary before larger group accounts can be enrolled and/or before current group accounts can be transferred from other vendor network.

As an incentive to encourage CARExpress to utilize CAREINGTON and its preferred dental network providers, CAREINGTON agrees to make its discount work available to CARExpress for a ramp-up period of six months at the volume rate of [**] per enrolled family per month.

After a period of six months, the rate paid to CAREINGTON by CARExpress will reflect the following volume pricing schedule:

1-5,000 lives                                       [**]/month/family
5,001-10,000 lives                                  [**]/month/family
10,001-25,000 lives                                 [**]/month/family
25,001-50,000 lives                                 [**]/month/family
50,001-100,000 lives                                [**]/month/family
100,001 plus lives                                  [**]/month/family


** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.













NETWORK ACCESS AGREEMENT - PAGE 11